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                                                                  EXHIBIT 99.1 -
REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM ON FINANCIAL STATEMENT SCHEDULE


The Board of Directors
Extendicare Health Services, Inc.:

Under date of February 7, 2005, we reported on the consolidated balance sheets of Extendicare Health Services, Inc. and subsidiaries (the Company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholder's equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, which are included in the Company's 2004 Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as listed in Item
15. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


 [KPMG LLP LOGO]


Milwaukee, Wisconsin
February 7, 2005

                                   SCHEDULE II

               EXTENDICARE HEALTH SERVICES, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                            (In thousands of dollars)


                                                    ADDITIONS       SUBTRACTIONS
                                                    PROVISIONS        ACCOUNTS
                                    BALANCE AT      FOR LOSSES       WRITTEN OFF          BALANCE
                                    BEGINNING       ON ACCOUNTS         NET OF            AT END
           YEAR ENDED               OF PERIOD       RECEIVABLE       RECOVERIES          OF PERIOD
           ----------               ----------      ----------       ----------          ---------
   December 31, 2002.............     14,577           10,937             16,205            9,309
   December 31, 2003.............      9,309           11,038              8,655           11,692
   December 31, 2004.............     11,692           11,325             12,423           10,594





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